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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-45468) pertaining to the Micro-ASI, Inc. 1999 Stock Option Plan, the Micro-ASI, Inc. Employee Stock Purchase Plan and Miscellaneous Stock Options and Warrants, and in the Registration Statement (Form S-8 No. 333-46466) pertaining to the Micro-ASI, Inc. Miscellaneous Stock Options of our report dated March 12, 2001 except for the sixth paragraph of Note 1, as to which the date is March 16, 2001 and the last paragraph of Note 13, as to which the date is April 3, 2001, the fifth paragraph of Note 1 and the sixth paragraph of Note 13, as to which the date is April 26, 2001, with respect to the financial statements of Micro-ASI, Inc., included in this Annual Report on Form 10-KSB for the year ended December 31, 2000.


                                                    /s/ ERNST & YOUNG LLP

Dallas, Texas
May 7, 2001